Exhibit 1.1

EXECUTION VERSION

OMNICARE, INC.
$400,000,000 4.750% Senior Notes due 2022
$300,000,000 5.000% Senior Notes due 2024

Underwriting Agreement
November 6, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
As Representative of the
several Underwriters listed
in Schedule 1 hereto
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:
Omnicare, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (together, the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) is acting as representative (the “Representative”), (x) $400,000,000 principal amount of its 4.750% Senior Notes due 2022 (the “2022 Notes”) and (y) $300,000,000 principal amount of its 5.000% Senior Notes due 2024 (the “2024 Notes”, and together with the 2022 Notes, the “Notes”). The 2022 Notes will be issued pursuant to the First Supplemental Indenture (the “2022 Supplemental Indenture”) and the 2024 Notes will be issued pursuant to the Second Supplemental Indenture (the “2024 Supplemental Indenture”, and together with the 2022 Supplemental Indenture, the “Supplemental Indentures”), in each case, to be entered into among the Company, the Guarantors (as defined below) and U.S. Bank National Association (as successor to SunTrust Bank), as indenture trustee (in such capacity, the “Trustee”), to the Indenture, to be dated as of November 21, 2014 (the “Base Indenture”, together with the 2022 Supplemental Indenture, the “2022 Indenture”, and the Base Indenture, together with the 2024 Supplemental Indenture, the “2024 Indenture”), among the Company, the Guarantors and the Trustee. The 2022 Indenture and the 2024 Indenture are collectively referred to as the “Indentures.” The Company’s obligations under the Notes and the Indentures will be unconditionally guaranteed (the “Guarantees”), in each case, on an unsecured senior basis by the subsidiaries of the Company listed in Schedule 2 (the “Guarantors”).
The Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333- 199863), including a prospectus, relating to securities to be issued from time to time by the Company, including, the Notes. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement specifically relating to the Notes and the Guarantees filed with the Commission pursuant to Rule 424(b) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Time of Sale (as defined below), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated November 5, 2014 (including the base prospectus included therein), and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto. For purposes of this Agreement, “Time of Sale” means 4:30 p.m., New York City time on the date hereof.
2.    Purchase of the Notes by the Underwriters.
(a)    The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (x) the respective principal amount of 2022 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from November 21, 2014 to the Closing Date, and (y) the respective principal amount of 2024 Notes set forth opposite such

Underwriter’s name in Schedule 1 hereto at a price equal to 98.75% of the principal amount thereof plus accrued interest, if any, from November 21, 2014 to the Closing Date. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.
(b)    The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information.
(c)    The Company acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.
(d)    Payment for and delivery of the Notes will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on November 21, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
(e)    Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to Cede & Co., as nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
(f)    The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriters shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Underwriter of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

3.    Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:
(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.
(b)    Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus or the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
(c)    Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) or (b) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex C hereto as constituting part of the Time of Sale Information and (v) any electronic road show that is a Free Writing Prospectus under Rule 433 of the Securities Act or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to or on the date of first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.
(d)    Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or any Guarantor in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
(e)    Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Securities Act and the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)    Capitalization. The Company has an authorized capitalization as of September 30, 2014, as set forth under the heading “Capitalization” in the Time of Sale Information and the Prospectus. Attached as Schedule 3 hereto is a true and complete list of each “significant subsidiary,” as defined by Rule 1‑02 of Regulation S‑X under the Securities Act, of the Company, together with its jurisdiction of incorporation or formation and, if less than 100%, the percentage equity ownership by the Company (direct or indirect) (all such entities, the “Significant Subsidiaries”). All of the issued and outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries owned by the Company (directly or indirectly) are owned free and clear of any liens (other than those that could not reasonably be expected to have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”)), except for liens disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus. Except as set forth or referred to in the Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of the Company or any Significant Subsidiary.
(g)    No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) neither the Company nor any of the Significant Subsidiaries has incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) there has not been any event or development in respect of the business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
(h)    Organization and Good Standing. Each of the Company and the Significant Subsidiaries (i) is a corporation, limited liability company, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except if the failure to obtain any such license, authorization, consent or approval could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(i)    Due Authorization. The Company has all requisite corporate power and authority to execute, issue and deliver the Indentures, this Agreement and the Notes and to consummate the transactions contemplated thereby to be consummated on its part, and each of the Guarantors has all requisite corporate power and authority to execute, issue and deliver the Supplemental Indenture, this Agreement and the Guarantees and to consummate the transactions contemplated thereby to be consummated on its part.
(j)    The Indentures. The Indentures have been duly qualified under the Trust Indenture Act. The Indentures have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and will constitute valid and binding agreements of the Company (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Company in accordance with their terms, and the Supplemental Indentures have been duly authorized by each of the Guarantors and, and on the Closing Date, the Supplemental Indentures will have been duly executed and delivered by the Guarantors and will constitute valid and binding agreements of the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), enforceable against the Guarantors in accordance with their terms, in each case except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought (such exceptions, collectively, the “Enforceability Exceptions”). The Indentures will conform, when executed and delivered, in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
(k)    The Notes. The Notes have been duly authorized for issuance and sale by the Company, and, when duly issued, authenticated and delivered pursuant to the provisions of the Indentures against payment of the consideration therefor in accordance with this Agreement, the Notes will be valid and binding obligations of the Company, enforceable against the Company and entitled to the benefits of the Indentures, except for the Enforceability Exceptions.
(l)    The Guarantees. The Guarantees have been duly authorized for issuance by the Guarantors and, when the Supplemental Indentures have been duly executed and delivered by the Company, the Guarantors and the Trustee and the Notes have been duly issued, authenticated and delivered against payment of the consideration therefor pursuant to the provisions of the Indentures in accordance with this Agreement, will be the valid and binding obligations of the Guarantors, enforceable against the Guarantors and entitled to the benefits of the Indentures, except for the Enforceability Exceptions.

(m)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
(n)    No Violation or Default. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter, bylaws or other constitutive documents, (ii) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (ii) and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(o)    No Conflicts. None of the issuance, offer and sale of the Notes and the Guarantees, the execution, delivery and performance of this Agreement and the Indentures by the Company and the Guarantors, as the case may be, or the consummation by the Company and the Guarantors, as the case may be, of the transactions contemplated by this Agreement and the Indentures, as applicable, violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Company or any Significant Subsidiary, (ii) any law, statute, rule or regulation or Agreement and Instrument applicable to the Company or any Significant Subsidiary or their respective assets or properties or (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or their respective assets or properties, which, in the case of clauses (ii), and (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(p)     No Consents Required. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or the Guarantors for the execution, delivery and performance by the Company and the Guarantors of the Indentures or this Agreement and the issuance and sale of the Notes (including the Guarantees) including the consummation of any of the transactions contemplated hereby, except such as have been or will be obtained, made, or waived on or prior to the Closing Date, those under Blue Sky laws and regulations, those required by the Financial Industry Regulatory Authority (“FINRA”) or those that if not obtained, made, or waived could not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or the Indentures and the issuance and sale of the Notes (including the Guarantees) or the consummation of any of the transactions contemplated hereby, other than such consents and waivers as have been obtained or will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date or except as could not, individually or in the aggregate, reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement.
(q)    Legal Proceedings. Except as set forth in the Time of Sale Information and the Prospectus, there is no action, suit, or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its Significant Subsidiaries is or may be a party or to which the business, assets or property of such person is or may be subject, that if determined adversely to the Company or any of its Significant Subsidiaries, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under the Indentures or this Agreement or to materially and adversely affect the issuance and sale of the Notes (including the Guarantees). Except as set forth in the Time of Sale Information and the Prospectus, there is (i) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign or (ii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Significant Subsidiaries is or may be subject that in the case of clauses (i) and (ii) could, individually or in the aggregate, reasonably be expected, to have a Material Adverse Effect or to materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under the Indentures or this Agreement or to materially and adversely affect the issuance and sale of the Notes (including the Guarantees). Any request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes or the Guarantees that has been received by the Company or its counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.
(r)    The Company through its subsidiaries, has the requisite provider number or other authorization to bill the Medicare program (to the extent such entity participates in the Medicare program) and the respective Medicaid program in the state or states in which it operates, except where the failure to have such provider number or other authorization could not reasonably be expected to have a Material Adverse Effect.
(s)    Independent Accountants and Financial Statements. PricewaterhouseCoopers LLP is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company

Accounting Oversight Board. The historical financial statements and the notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position and results of operations and the changes in their cash flows of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Time of Sale Information and the Prospectus) and the supporting schedule included or incorporated by reference in the Registration Statement presents fairly the information required to be stated therein. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is accurately presented in all material respects and, except as disclosed in the Time of Sale Information and the Prospectus, prepared on a basis consistent with the financial statements and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus that are not so included or incorporated by reference as required. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.
(t)    Investment Company Act. None of the Company nor any Guarantor is, nor after the offering and sale of the Notes and the issuance of the Guarantees will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(u)    Licenses and Permits. The Company and each Significant Subsidiary has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Time of Sale Information and the Prospectus, except where the failure to have obtained such Authorizations or made such declarations and filings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Significant Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has evaluated the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(w)    Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.
(x)    Insurance. The Company on a consolidated basis maintains insurance covering its properties, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with the Company’s perception of customary industry practice to protect the Company and its Significant Subsidiaries and their businesses.
(y)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
(z)    No Stabilization. Neither the Company, nor to its knowledge, any of its affiliates (as defined in Regulation D of the Securities Act, an “Affiliate”), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of such Notes.
(aa)    Statistical and Market Data. The statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
(bb)    Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.
(cc)    No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(dd)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, and the Company will not, directly or indirectly, use the proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitating, is the subject of Sanctions, or is in any country or territory, that, at the time of such funding or such facilitating, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(ff)    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder)
4.    Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:
(a)    Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day following the date of this Agreement in such quantities as the Representative may reasonably request. The Company has paid or will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, one signed copy of the Registration Statement with facsimile signatures as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each

Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.
(c)    Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
(d)    Notice to the Representative. The Company will advise the Representative promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any

Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.
(f)    Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.
(g)    Blue Sky Compliance. The Company will qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Notes; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    Earning Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its security holders

(within the meaning of Rule 158 under the Securities Act) and the Representative an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
(i)    Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities substantially similar to the 2022 Notes or the 2024 Notes issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.
(j)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
(k)    No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.
(l)    DTC.    The Company will use its commercially reasonable efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC.
5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
(a)    It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company.
(b)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Notes on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:
(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information relating to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.
(b)    Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date hereof and on and as of the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date; and the statements of the Company and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(c)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities (including the Notes) by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to its rating of the Company’s debt securities (other than an announcement with positive implications of a possible upgrading).
(d)    No Material Adverse Effect. No event or condition of a type described in Section 3(g)(ii) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, (i) the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
(f)    Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
(g)    Opinion and 10b-5 Statement of Counsel for the Company. White & Case LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex A hereto.
(h)    Opinion of General Counsel for the Company. Alexander M. Kayne, General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, a written opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Annex B hereto.
(i)    Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(j)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.
(k)    Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
(l)    DTC. All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with in all material respects.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.    Indemnification and Contribution.
(a)    Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
(b)    Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the fourth paragraph, the fifth paragraph, the third and fourth sentences of the seventh paragraph, the tenth paragraph and the eleventh sentence of the thirteenth paragraph in the “Underwriting” section of the Preliminary Prospectus and the Prospectus.
(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above (it being understood that the foregoing proviso does not constitute a waiver by the indemnifying person of any notification rights it may have with respect to any such liability otherwise than under paragraph (a) or (b)). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, upon the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, and any such separate firm for the Company, the Guarantors, their respective directors and their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim to the extent not otherwise reimbursed. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
8.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
9.    Defaulting Underwriter.
(a)    If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.
10.    Payment of Expenses.
(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing, shipping, distribution (including any form of electronic distribution) and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale

Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement, the Notes, the Guarantees and the Indentures; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel, independent accountants and other advisors; (v) the reasonable and documented fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, provided that such fees and expenses shall not exceed $20,000); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and the approval of the Notes for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided that if this Agreement is terminated pursuant to clause (b) below, the Company and the Guarantors shall only be required to pay 50% of the expenses in this clause (ix).
(b)    If (i) this Agreement is terminated pursuant to clause (ii) of Section 8, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than due to an event contemplated by Sections 8(i), (iii) or (iv) of this Agreement), the Company and each of the Guarantors jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
11.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
12.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.
13.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the

Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
14.    Miscellaneous.
(a)    Authority of the Representative. Any action by the Underwriters hereunder may be taken by Merrill Lynch, on behalf of the Underwriters, and any such action taken by Merrill Lynch shall be binding upon the Underwriters.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (Facsimile: (212) 901-7897), Attention: Legal Department. Notices to the Company or the Guarantors, to Omnicare, Inc., 900 Omnicare Center, 201 E. Fourth Street, Cincinnati, Ohio 45202, Attention: Alexander M. Kayne, Telephone: (513) 719-2600, Facsimile: (513) 657-5042, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Michelle B. Rutta, Esq., Telephone: (212) 819-8200, Facsimile: (212) 354-8113.
(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f)    Patriot Act.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
(g)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
OMNICARE, INC.
By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

[Signature Page to Underwriting Agreement]

Accepted and Agreed:

On Behalf of:

ADVANCED CARE SCRIPTS, INC.
AMC-NEW YORK, INC.
AMC-TENNESSEE, INC.
BADGER ACQUISITION LLC
BADGER ACQUISITION OF KENTUCKY LLC
BADGER ACQUISITION OF MINNESOTA LLC
BADGER ACQUISITION OF OHIO LLC
BEST CARE LTC ACQUISITION COMPANY LLC
BPNY ACQUISITION CORP.
CAMPO'S MEDICAL PHARMACY, INC.
CAPITOL HOME INFUSION, INC.
CCRX HOLDINGS, LLC
CCRX OF NORTH CAROLINA HOLDINGS, LLC
CCRX OF NORTH CAROLINA, LLC
CHP ACQUISITION CORP.
CIP ACQUISITION CORP.
CONTINUING CARE RX, LLC
CP ACQUISITION CORP.
CP SERVICES LLC
DELCO APOTHECARY, INC.
ENLOE DRUGS LLC
EVERGREEN PHARMACEUTICAL OF CALIFORNIA, INC.
HMIS, INC.
HOME PHARMACY SERVICES, LLC
HYTREE PHARMACY, INC.
JHC ACQUISITION LLC
LANGSAM HEALTH SERVICES, LLC
LCPS ACQUISITION LLC
LOBOS ACQUISITION, LLC
MANAGED HEALTHCARE, INC.
MANAGEMENT & NETWORK SERVICES, INC.
MED WORLD ACQUISITION CORP.
MEDICAL ARTS HEALTH CARE, INC.
MHHP ACQUISITION COMPANY LLC
NCS HEALTHCARE OF INDIANA LLC
NCS HEALTHCARE OF INDIANA, INC.
NCS HEALTHCARE OF KENTUCKY, INC.
NCS HEALTHCARE OF MONTANA, INC.
NCS HEALTHCARE OF NEW HAMPSHIRE, INC.
NCS HEALTHCARE OF NEW MEXICO, INC.

[Signature Page to Underwriting Agreement]

NCS HEALTHCARE OF SOUTH CAROLINA, INC.
NCS HEALTHCARE OF TENNESSEE, INC.
NCS HEALTHCARE OF WASHINGTON, INC.
NCS SERVICES, INC.
NEIGHBORCARE HOLDINGS, INC.
NEIGHBORCARE PHARMACY SERVICES, INC.
NEIGHBORCARE REPACKAGING, INC.
NEIGHBORCARE SERVICES CORPORATION
NEIGHBORCARE, INC.
NIV ACQUISITION LLC
OMNICARE DISTRIBUTION CENTER LLC
OMNICARE ESC LLC
OMNICARE HEADQUARTERS LLC
OMNICARE HOLDING COMPANY
OMNICARE INDIANA PARTNERSHIP HOLDING COMPANY LLC
OMNICARE MANAGEMENT COMPANY
OMNICARE OF NEVADA LLC
OMNICARE PHARMACIES OF PENNSYLVANIA EAST, LLC
OMNICARE PHARMACIES OF THE GREAT PLAINS HOLDING COMPANY
OMNICARE PHARMACY OF MAINE LLC
OMNICARE PHARMACY OF NEBRASKA LLC
OMNICARE PHARMACY OF NORTH CAROLINA, LLC
OMNICARE PHARMACY OF PUEBLO, LLC
OMNICARE PHARMACY OF TENNESSEE LLC
OMNICARE PROPERTY MANAGEMENT, LLC
OMNICARE PURCHASING COMPANY GENERAL PARTNER, INC.
OMNICARE PURCHASING COMPANY LIMITED PARTNER, INC.
PHARMACY ASSOCIATES OF GLENS FALLS, INC.
PHARMACY HOLDING #1, LLC
PHARMACY HOLDING #2, LLC
PHARMASOURCE HEALTHCARE, INC.
PHARMED HOLDINGS, INC.
PMRP ACQUISITION COMPANY, LLC
PP ACQUISITION COMPANY, LLC
PROFESSIONAL PHARMACY SERVICES, INC.
PSI ARKANSAS ACQUISITION, LLC
RXC ACQUISITION COMPANY
SHORE PHARMACEUTICAL PROVIDERS, INC.
STERLING HEALTHCARE SERVICES, INC.
SUBURBAN MEDICAL SERVICES, LLC
SUPERIOR CARE PHARMACY, INC.
TCPI ACQUISITION CORP.
UC ACQUISITION CORP.
UNI-CARE HEALTH SERVICES OF MAINE, INC.
YAPS ACQUISITION COMPANY, LLC
VITAL CARE INFUSIONS, INC.
WEBER MEDICAL SYSTEMS LLC
WILLIAMSON DRUG COMPANY, INCORPORATED

[Signature Page to Underwriting Agreement]

ZS ACQUISITION COMPANY, LLC

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

ASCO HEALTHCARE OF NEW ENGLAND, LIMITED PARTNERSHIP
ASCO HEALTHCARE OF NEW ENGLAND, LLC
COMPASS HEALTH SERVICES, LLC
INSTITUTIONAL HEALTH CARE SERVICES, LLC
NEIGHBORCARE PHARMACIES, LLC

ASCO Healthcare, LLC,
as sole member (and general partner with respect to ASCO Healthcare of New England, Limited Partnership)

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

APS ACQUISITION LLC
ASCO HEALTHCARE, LLC
COMPSCRIPT, LLC
EVERGREEN PHARMACEUTICAL, LLC
HOMECAREPHARMACY LLC
INTERLOCK PHARMACY SYSTEMS, LLC
LO-MED PRESCRIPTION SERVICES, LLC
NCS HEALTHCARE OF ILLINOIS, LLC
NCS HEALTHCARE OF IOWA, LLC
NCS HEALTHCARE OF KANSAS, LLC
NCS HEALTHCARE OF OHIO, LLC
NCS HEALTHCARE OF WISCONSIN, LLC
NORTH SHORE PHARMACY SERVICES, LLC
OCR-RA ACQUISITION, LLC
OMNICARE OF NEW YORK, LLC
OMNICARE PHARMACIES OF PENNSYLVANIA WEST, LLC
OMNICARE PHARMACY AND SUPPLY SERVICES, LLC
OMNICARE PHARMACY OF THE MIDWEST, LLC
PHARMACY CONSULTANTS, LLC
ROESCHEN'S HEALTHCARE, LLC

[Signature Page to Underwriting Agreement]

SPECIALIZED PHARMACY SERVICES, LLC
VALUE HEALTH CARE SERVICES, LLC
WESTHAYEN SERVICES CO., LLC

NeighborCare Pharmacy Services Inc., as sole member

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

NCS HEALTHCARE, LLC

Omnicare Holding Company, as sole member

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

CARE4, LP

Institutional Health Care Services, as general partner

By: ASCO Healthcare, LLC, as sole member

By: NeighborCare Pharmacy Services Inc., as sole member

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

[Signature Page to Underwriting Agreement]

On Behalf of:

NEIGHBORCARE OF INDIANA, LLC
NEIGHBORCARE OF VIRGINIA, LLC
Omnicare of New York, LLC, as sole member

By: NeighborCare Pharmacy Services Inc., as sole member

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

CARE PHARMACEUTICAL SERVICES, LP
PRN PHARMACEUTICAL SERVICES, LP

Omnicare Indiana Partnership Holding Company LLC, as general partner

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

OMNICARE PHARMACY OF FLORIDA, LP
OMNICARE PHARMACY OF TEXAS 1, LP
OMNICARE PHARMACY OF TEXAS 2, LP

Pharmacy Holding #2 LLC, as general partner

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

[Signature Page to Underwriting Agreement]

On Behalf of:

MAIN STREET PHARMACY, L.L.C.

Professional Pharmacy Services Inc., as manager

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

OMNICARE PURCHASING COMPANY LP

Omnicare Purchasing Company General Partner, as general partner

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

THREE FORKS APOTHECARY LLC

NeighborCare, Inc., as sole manager

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

On Behalf of:

D&R PHARMACEUTICAL SERVICES, LLC

NeighborCare Services Corporation, as sole manager

By: /s/ Ankur Bhandari
Name: Ankur Bhandari
Title: Treasurer

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto

By: /s/ Edward Martin
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of 2022 Notes	Principal Amount of 2024 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$108,000,000	$81,000,000
Barclays Capital Inc.	$52,000,000	$39,000,000
Goldman, Sachs & Co.	$52,000,000	$39,000,000
J.P. Morgan Securities LLC	$52,000,000	$39,000,000
SunTrust Robinson Humphrey, Inc.	$52,000,000	$39,000,000
Mitsubishi UFJ Securities (USA), Inc.	$20,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$16,000,000	$12,000,000
The Huntington Investment Company	$12,000,000	$9,000,000
KeyBanc Capital Markets Inc.	$12,000,000	$9,000,000
Fifth Third Securities, Inc.	$8,000,000	$6,000,000
Regions Securities LLC	$8,000,000	$6,000,000
SMBC Nikko Securities America, Inc.	$8,000,000	$6,000,000
Total	$400,000,000	$300,000,000

Schedule 2
Guarantors

Advanced Care Scripts, Inc.
AMC-New York, Inc.
AMC-Tennessee, Inc.
APS Acquisition LLC
ASCO Healthcare of New England, Limited Partnership
ASCO Healthcare of New England, LLC
ASCO Healthcare, LLC
Badger Acquisition LLC
Badger Acquisition of Kentucky LLC
Badger Acquisition of Minnesota LLC
Badger Acquisition of Ohio LLC
Best Care LTC Acquisition Company LLC
BPNY Acquisition Corp.
Campo’s Medical Pharmacy, Inc.
Capitol Home Infusion, Inc.
Care Pharmaceutical Services, LP
Care4 L.P.
CCRx Holdings, LLC
CCRx of North Carolina Holdings, LLC
CCRx of North Carolina, L.L.C.
CHP Acquisition Corp.
CIP Acquisition Corp.
Compass Health Services, LLC
CompScript, LLC

Continuing Care Rx, LLC
CP Acquisition Corp.
CP Services LLC
D & R Pharmaceutical Services, LLC
Delco Apothecary, Inc.
Enloe Drugs LLC
Evergreen Pharmaceutical of California, Inc.
Evergreen Pharmaceutical, LLC
HMIS, Inc.
Home Care Pharmacy, LLC
Home Pharmacy Services, LLC
Hytree Pharmacy, Inc.
Institutional Health Care Services, LLC
Interlock Pharmacy Systems, LLC
JHC Acquisition LLC
Langsam Health Services, LLC
LCPS Acquisition LLC
Lobos Acquisition LLC
Lo-Med Prescription Services, LLC
Main Street Pharmacy LLC
Managed Healthcare, Inc.
Management & Network Services, Inc.
Med World Acquisition Corp.
Medical Arts Health Care, Inc.
MHHP Acquisition Company LLC
NCS Healthcare of Illinois, LLC

NCS Healthcare of Indiana LLC
NCS Healthcare of Indiana, Inc.
NCS Healthcare of Iowa, LLC
NCS Healthcare of Kansas, LLC
NCS Healthcare of Kentucky, Inc.
NCS Healthcare of Montana, Inc.
NCS Healthcare of New Hampshire, Inc.
NCS Healthcare of New Mexico, Inc.
NCS Healthcare of Ohio, LLC
NCS Healthcare of South Carolina, Inc.
NCS Healthcare of Tennessee, Inc.
NCS Healthcare of Washington, Inc.
NCS Healthcare of Wisconsin, LLC
NCS Healthcare, LLC
NCS Services, Inc.
NeighborCare Holdings, Inc.
NeighborCare of Indiana, LLC
NeighborCare of Virginia, LLC
NeighborCare Pharmacies, LLC
NeighborCare Pharmacy Services, Inc.
NeighborCare Repackaging, Inc.
NeighborCare Services Corporation
NeighborCare, Inc.
NIV Acquisition LLC
North Shore Pharmacy Services, LLC
OCR-RA Acquisition, LLC

Omnicare Distribution Center LLC
Omnicare ESC LLC
Omnicare Headquarters LLC
Omnicare Holding Company
Omnicare Indiana Partnership Holding Company LLC
Omnicare Management Company
Omnicare of Nevada LLC
Omnicare of New York, LLC
Omnicare Pharmacies of Pennsylvania East, LLC
Omnicare Pharmacies of Pennsylvania West, LLC
Omnicare Pharmacies of the Great Plains Holding Company
Omnicare Pharmacy and Supply Services, LLC
Omnicare Pharmacy of Florida, LP
Omnicare Pharmacy of Maine LLC
Omnicare Pharmacy of Nebraska LLC
Omnicare Pharmacy of North Carolina, LLC
Omnicare Pharmacy of Pueblo, LLC
Omnicare Pharmacy of Tennessee LLC
Omnicare Pharmacy of Texas 1, LP
Omnicare Pharmacy of Texas 2, LP
Omnicare Pharmacy of the Midwest, LLC
Omnicare Property Management, LLC
Omnicare Purchasing Company General Partner, Inc.
Omnicare Purchasing Company Limited Partner, Inc.
Omnicare Purchasing Company LP
Pharmacy Associates of Glens Falls, Inc.

Pharmacy Consultants, LLC
Pharmacy Holding #1, LLC
Pharmacy Holding #2, LLC
Pharmasource Healthcare, Inc.
Pharmed Holdings, Inc.
PMRP Acquisition Company, LLC
PP Acquisition Company, LLC
PRN Pharmaceutical Services, LP
Professional Pharmacy Services, Inc.
PSI Arkansas Acquisition, LLC
Roeschen’s Healthcare, LLC
RXC Acquisition Company
Shore Pharmaceutical Providers, Inc.
Specialized Pharmacy Services, LLC
Sterling Healthcare Services, Inc.
Suburban Medical Services, LLC
Superior Care Pharmacy, Inc.
TCPI Acquisition Corp.
Three Forks Apothecary LLC
UC Acquisition Corp.
Uni-Care Health Services of Maine, Inc.
Value Health Care Services, LLC
VAPS Acquisition Company, LLC
Vital Care Infusions, Inc.
Weber Medical Systems LLC
Westhaven Services Co., LLC

Williamson Drug Company, Incorporated
ZS Acquisition Company, LLC

Schedule 3
Significant Subsidiaries

RXC Acquisition Company (DE)
Advanced Care Scripts, Inc. (FL)
APS Acquisition, LLC (DE)
Omnicare Holding Company (DE)
NeighborCare, Inc. (PA)
NeighborCare Pharmacy Services, Inc. (DE)
NeighborCare Services Corporation (DE)
NeighborCare Holdings, Inc. (DE)

Annex A
[Form of Opinion of Counsel for the Company and the Guarantors]
[See Attached].

A-1

Annex B
[Form of Opinion of General Counsel for the Company]
[See Attached].

B-1

Annex C
Time of Sale Information
Pricing Term Sheet

C-1

Annex D
Omnicare, Inc.
Pricing Term Sheet
[See Attached].

Issuer Free Writing Prospectus filed pursuant to Rule 433
Registration No. 333-199863

Omnicare, Inc.
Pricing Term Sheet

November 6, 2014

The following information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement, dated November 5, 2014, filed pursuant to Rule 424(b)(5) promulgated under the Securities Act, Registration No. 333-199863.

Issuer	Omnicare, Inc. (the “Issuer”)
Aggregate Principal Amount Offered	$400,000,000 of the 2022 Notes (as defined below) $300,000,000 of the 2024 Notes (as defined below)
Title of Security	4.750% Senior Notes due 2022 (the “2022 Notes”) 5.000% Senior Notes due 2024 (the “2024 Notes”, and together with the 2022 Notes, the “notes”)
Maturity	December 1, 2022 for the 2022 Notes December 1, 2024 for the 2024 Notes
Coupon	4.750% for the 2022 Notes 5.000% for the 2024 Notes
Public Offering Price	100.000% plus accrued interest, if any, from November 21, 2014
Yield to Worst	4.750% for the 2022 Notes 5.000% for the 2024 Notes
Spread to Treasury	+254 bps for the 2022 Notes +263 bps for the 2024 Notes
Benchmark	UST 1.625% due November 15, 2022 for the 2022 Notes UST 2.375% due August 15, 2024 for the 2024 Notes
Interest Payment Dates	June 1 and December 1 of each year, beginning on June 1, 2015

Gross Proceeds	$400,000,000 for the 2022 Notes $300,000,000 for the 2024 Notes
Underwriting Discount	1.25%
Net Proceeds to Issuer before Expenses	$395,000,000 for the 2022 Notes $296,250,000 for the 2024 Notes
CUSIP/ISIN Numbers	2022 Notes: CUSIP: 681904 AS7 ISIN: US681904AS77 2024 Notes: CUSIP: 681904 AT5 ISIN: US681904AT50
Optional Redemption
Prior to the date that is three months prior to the scheduled maturity of an applicable series of notes, the Issuer may at any time redeem all or a part of the series of the notes, at a redemption, or “make-whole,” price equal to the greater of:

(i)    100% of the principal amount of the series of notes to be redeemed; and

(ii)    the sum of the present values of the remaining scheduled payments of principal of and interest on the series of notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the then current Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

On or after the date that is three months prior to the scheduled maturity of an applicable series of notes, the Issuer may at any time and from time to time redeem all or a part of a series of notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

Change of Control Triggering Event
Upon the occurrence of a “change of control triggering event,” the Issuer will be required to make an offer to purchase the notes at a price equal to 101% of their principal amount, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Use of Proceeds
The Issuer intends to use the net proceeds from the offering to fund the redemption of all $400 million aggregate principal amount outstanding of the Issuer’s 7.75% senior subordinated notes due 2020. The Issuer is presently considering redeeming, repurchasing and/or otherwise refinancing a portion, which could be significant, of its other outstanding debt securities, including its outstanding convertible indebtedness, and the Issuer intends to use the remaining proceeds of the offering for general corporate purposes, including, without limitation, funding any such refinancing activities. The Issuer may also fund such refinancing activities with cash on hand, borrowings under its revolving credit facility or the issuance of new senior or subordinated debt securities. The Issuer may engage in any such refinancing activities at any time and from time to time during or after the offering of the notes. Any such refinancing activities are subject to prevailing market conditions and there can be no assurance as to whether or on what terms any such refinancing activities will occur.

Trade Date	November 6, 2014
Settlement Date
November 21, 2014 (T+10)

The Issuer expects that delivery of the notes will be made to investors on or about November 21, 2014, which will be the tenth business day following the date of this pricing term sheet (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Denominations	$2,000 and integral multiples of $1,000
Form of Offering	SEC Registered (Registration No. 333-199863)
Joint Book-Running Managers	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC SunTrust Robinson Humphrey, Inc.
Co-Managers
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
The Huntington Investment Company
KeyBanc Capital Markets Inc.
Fifth Third Securities, Inc.
Regions Securities LLC
SMBC Nikko Securities America, Inc.

The Issuer has filed a registration statement (including a prospectus) and a related preliminary prospectus supplement with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and accompanying prospectus may be obtained by emailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at dg.prospectus_requests@baml.com.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.